UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DBX ETF TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share of:
Deutsche X-trackers High Yield Corporate Bond – Interest Rate Hedged ETF	BATS Exchange, Inc.	32-0446629
Deutsche X-trackers Investment Grade Bond – Interest Rate Hedged ETF	BATS Exchange, Inc.	35-2514120
Deutsche X-trackers Emerging Markets Bond – Interest Rate Hedged ETF	BATS Exchange, Inc.	38-3938362

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-170122; 811-22487

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8A/A is being filed to reflect a change to the listing exchange upon which the shares of beneficial interest of each of the Deutsche X-trackers High Yield Corporate Bond – Interest Rate Hedged ETF, Deutsche X-trackers Investment Grade Bond – Interest Rate Hedged ETF and Deutsche X-trackers Emerging Markets Bond – Interest Rate Hedged ETF (the “Funds”) are registered, each of which registered its shares of beneficial interest on a different listing exchange pursuant to Section 12(b) of the Exchange Act pursuant to a Form 8-A previously filed on November 12, 2014 (SEC Accession No. 0001193125-14-409448).

A description of the shares of beneficial interest, no par value per share, of the Funds, each a series of DBX ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 306 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-170122; 811-22487) filed on September 28, 2015, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on February 9, 2011.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on February 9, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DBX ETF TRUST

Date: June 6, 2016	By:	/s/ Alex N. Depetris
Alex N. Depetris
President and Chief Executive Officer

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